SHARE LENDING AGREEMENT

         Dated as of February 19, 2002

         Between:

         JPMorgan Chase Bank, solely in its capacity as agent ("Agent") for GSB Investments Corp. ("Lender")

         and

         JPMorgan Chase Bank, in its capacity as borrower ("Borrower").

         This AGREEMENT sets forth the terms and conditions under which Borrower may, from time to time, borrow up to all of the Pledged Items from the Lender (each such borrowing, a "Loan", and all shares so borrowed, the "Loaned Shares"). Agent is entering into this Agreement solely in its capacity as Agent for Lender. All capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement dated as of November 14, 2001, as amended from time to time (the "Stock Purchase Agreement") between Lender and JPMorgan Chase Bank ("Secured Party"), acting through J.P. Morgan Securities Inc., and the Pledge Agreement dated as of November 14, 2001, as amended from time to time (the "Pledge Agreement") among Lender, as pledgor, Agent, as the collateral agent, and Secured Party.

         The parties hereto agree as follows:

           1.   Loans of Shares.

         1.1 Subject to the terms and conditions of this Agreement, Borrower may, from time to time, orally seek to initiate a transaction in which Lender will lend some or all of the Pledged Items to Borrower.

         1.2 Borrower may borrow up to all of the Pledged Items, terminate any Loan of such Pledged Items pursuant to Section 5(a) and re- borrow such Pledged Items any number of times.

         1.3 The Calculation Agent shall have the right to adjust (a) the number of Loaned Shares transferred to Borrower in respect of any Loan hereunder and (b) any Loan Fee, from time to time, on account of any Potential Adjustment Event (as defined in the Stock Purchase Agreement) that has diluting or concentrative effect on the shares of Common Stock or any other adjustment pursuant to the provisions of
         Article 6 of the Stock Purchase Agreement.

         1.4 Notwithstanding any other provision in this Agreement regarding when a Loan commences, a Loan hereunder shall not occur until the Loaned Shares have been transferred to Borrower in accordance with
         Section 2.

         1.5 Borrower acknowledges that Lender has informed Borrower that Lender intends that this Agreement will satisfy the requirements of
         Section 1058 of the Internal Revenue Code of 1986, as amended, and the regulations (including proposed regulations) promulgated thereunder. Borrower hereby agrees, for United States federal income tax purposes (including without limitation tax information reporting purposes), to treat this Agreement in a manner consistent with such intent of Lender.

           2.   Transfer of Loaned Shares.

                Lender shall transfer Loaned Shares to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.

           3.   No Collateral.

                           Borrower will not be required and is under no
                obligation to provide any collateral to Lender or to Agent for the account of Lender for any Loan hereunder.

           4.   Loan Fees.

                           Borrower agrees to pay Lender a loan fee (a "Loan
                Fee"), computed daily in an amount equal to the product of (A) 10 basis points per annum, (B) the number of Loaned Shares outstanding on the day for which such Loan Fee is being computed and (C) the Closing Price per share of such Pledged Item on the Business Day immediately preceding the day for which the Loan Fee is being computed. Loan Fees shall accrue from and including the date on which the Loaned Shares are transferred to Borrower to, but excluding, the date on which such Loaned Shares are returned to Lender. Any Loan Fee payable hereunder shall be payable on the fifteenth day of the month following the calendar month in which such Loan Fee was incurred.

           5.   Loan Termination.

           5.1 (a) Borrower may terminate a Loan on any day by giving notice to Agent and transferring the Loaned Shares to Agent on such date;

          (b) Lender may terminate any Loan on a termination date established by notice given to Borrower prior to the close of business on a Business Day; provided, however, that Lender may not set a Loan termination date earlier than the earlier of (i) the number of Business Days in the standard securities settlement cycle in the United States as defined in Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (currently three Business Days), after Lender's notice or (ii) five Business Days after Lender's notice..

         5.2 Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Shares to Agent.

           6.   Borrower's Rights in the Loaned Shares.

                           Except as explicitly set forth herein, until the
                Loaned Shares are required to be redelivered to Agent upon termination of a Loan hereunder, Borrower shall have the right to transfer the Loaned Shares to others. Lender further waives the right to vote, to consent or to take any similar action in respect of the Loaned Shares when the record date or deadline for such vote, consent or other action falls prior to the termination of the Loan.

           7.   Dividends, Distributions, etc.

                           Lender shall be entitled to receive all interest,
                dividends and other payments with respect to any Loaned Shares, all distributions of cash or other property with respect to any Loaned Shares and all options, warrants, rights, privileges and other securities issued or distributed with respect thereto or in exchange therefor or in exchange for any vote, consent or the taking of any similar action in respect of such Loaned Shares, to the extent that any such payment, distribution or issuance of a security (other than splits of, and dividends in kind with respect to, Loaned Shares, which will be considered Loaned Shares pursuant to
                Article 1.3 hereof) shall be made and the record or other date for determining the security holder entitled to receive such payment, distribution or issuance of a security shall occur on or after the date of any Loan and prior to the termination of such Loan. Borrower will pay such dividend or deliver such property or securities to Agent for the account of Lender on the date of the payment, distribution or issuance thereof by the issuer of the Loaned Shares. This obligation of Borrower shall be binding on Borrower regardless of whether such payment, distribution or security is actually received by Borrower, unless and only to the extent that Lender receives such payment, distribution or securities directly from the issuer of the Loaned Shares or its agent, or unless Lender would not have received such payment, distribution or securities had the Loaned Shares not been lent. In the event that the holder of a Loaned Share is entitled to elect the type of distribution to be received from two or more alternatives, such election shall be made by Lender.

           8.   Representations.

                           Each party to this Agreement hereby makes the
                following representations and warranties, which shall continue during the term of any Loan hereunder:

           8.1 Each party represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

           8.2 Lender represents and warrants that it has not relied on Agent or Borrower, and each of Borrower and Agent represents that it has not relied on Lender, for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

           8.3 Lender represents and warrants that it has, and will have at the time of transfer of any Loaned Shares, the right to transfer the Loaned Shares as required herein.

           8.4 Lender represents and warrants, on the date hereof and at all times during the term of this Agreement and any Loan, that:

                       (a) it is and will be acting and is and will be liable
                  as principal for its own account, and has made and will make its own independent decisions to have Agent enter into this Agreement and any Loan hereunder on its behalf;

                       (b) no Loaned Shares will be subject to any provisions of
                  the Employee Retirement Income Security Act of 1974 or of the Department of Labor's regulations; and

                       (c) all Loaned Shares loaned by Lender to Borrower will
                  be shares of Free Stock in the hands of Borrower.

           8.5 Borrower represents and warrants, on the date hereof and at all times during the term of this Agreement and any Loan, that it is and will be acting and is and will be liable as principal for its own account, and has made and will make its own independent decisions to have Agent enter into this Agreement and any Loan hereunder on its behalf.

           8.6 Borrower represents and warrants that it (or the person to whom it relends the Loaned Shares) is borrowing or will borrow Loaned Shares for the purpose of making delivery of Loaned Shares in the case of short sales, failure to receive securities required to be delivered or as otherwise permitted pursuant to Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           9.   Covenants.

           9.1 Each party hereto agrees and acknowledges that (a) each Loan hereunder is a "securities contract," as such term is defined in
         Section 741(7) of Title 11 of the United States code (the "Bankruptcy Code"), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code.

          10.   Events of Default.

                           All Loans hereunder may, at the option of the
                non-defaulting party exercised by a written notice to the defaulting party (which option shall be deemed exercised, even if no notice is given, immediately on the occurrence of an event specified in subsection (d) below), be terminated (i) immediately on the occurrence of any of the events set forth in subsections (a) or (d) below and (ii) two Business Days following such notice on the occurrence of any of the events set forth in subsections (b), (c) or (e) below, (each, a "Default"):

                       (a) if Borrower fails to transfer Loaned Shares to Lender
                  on termination of the Loan as required by Section 5;

                       (b) if Borrower fails to pay when due any Loan Fee;

                       (c) if Borrower fails to deliver or pay when due any
                  cash, securities or other property as required by Section 7;

                       (d) if (i) Lender or Borrower shall commence as debtor
                  any case or proceeding under any bankruptcy or similar law, or seek the appointment of a receiver or similar official for Lender or Borrower, as the case may be, or any substantial part of its property, or convene a meeting of creditors for either such purpose, (ii) any such case or proceeding shall be commenced against Lender or Borrower, as the case may be, which (A) is consented to or not timely contested by Lender or Borrower, as the case may be, (B) results in the entry of an order for relief, such as an appointment, the issuance of a protective decree or the entry of an order having a similar effect or (C) is not dismissed within 15 days, (iii) Lender or Borrower, as the case may be, shall make a general assignment for the benefit of creditors or (iv) Lender or Borrower, as the case may be, shall admit in writing its inability to pay its debts as they become due;

                       (e) if there shall exist any Event of Default under the
                  Stock Purchase Agreement;

                       (f) if any representation made by either party in
                  respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder; or

                       (g) if either party notifies the other of its inability
                  to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder.

          11.   Lender's Remedies.

                           Upon the occurrence of a Default under Section 10
                entitling Lender to terminate all Loans hereunder, Lender shall have the right (without further notice to Borrower), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Loaned Shares ("Replacement Shares") in the principal market for such securities in a commercially reasonable manner and (b) to apply and set off any amounts due to Borrower hereunder against the payment of the purchase price for such Replacement Shares and any amounts due to Lender hereunder. In the event Lender shall exercise such right, Borrower's obligation to return a like amount of Loaned Shares shall terminate and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder) together with interest thereon at a rate per annum equal to the Federal Funds Rate, as such rate fluctuates from day to day. The purchase price of Replacement Shares purchased under this Section 11 shall include broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase. In the event Lender exercises its rights under this Section 11, Lender may elect, in lieu of purchasing all or a portion of the Replacement Shares, to be deemed to have made such purchase of Replacement Shares for an amount equal to the Closing Price of such Replacement Shares on the date of such exercise.

          12.   Borrower's Remedies.

                           Upon the occurrence of a Default under Section 10
                entitling Borrower to terminate all Loans hereunder, Borrower shall have the right (without further notice to Lender), in addition to any other remedies provided herein or under applicable law, (a) to sell a number of the Loaned Shares that is necessary to obtain the amount that is then due to it in the principal market for such securities in a commercially reasonable manner, and (b) to apply and set off the Loaned Shares and any proceeds thereof against any amounts due to Borrower hereunder and to any other obligation of Lender under this Agreement. In such event, Borrower may treat such number of Loaned Shares as its own and Borrower's obligation to return such number of Loaned Shares to Lender hereunder shall terminate. The proceeds of any sale of such number of Loaned Shares shall be determined after deduction of broker's fees and commissions and all other reasonable costs, fees and expenses related to such sale. In the event Borrower exercises its rights under this Section 12, Borrower may elect, in lieu of selling all or a portion of such number of Loaned Shares, to be deemed to have made such sale of such number of Loaned Shares for an amount equal to the Closing Price of such number of Loaned Shares on the date of such exercise. Upon the satisfaction of all Lender's obligations hereunder, any remaining Loaned Shares (or remaining cash proceeds thereof) shall be returned to Agent for the account of Lender. Without limiting the foregoing, the parties hereto agree that they intend the Loans hereunder to be loans of securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Shares and the proceeds thereof.

          13.   Transfers.

         13.1 All transfers of securities hereunder shall be by (a) physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc. or (b) transfer on the books of a Clearing Organization. In every transfer of securities hereunder, the transferor shall take all steps necessary (i) in the case of transfers described in clause (a) of the preceding sentence, to constitute the transferee as a "protected purchaser" of such securities, within the meaning of Section 8-303 of the New York Uniform Commercial Code (the "NYCC"), (ii) in the case of any transfers described in clause (b) of the preceding sentence, to constitute the transferee as a person against whom an adverse claim with respect of such securities or any security entitlement in respect thereof may not be asserted pursuant to Sections 8-502 or 8-510 of the NYCC or, where applicable, any U.S. federal regulation governing transfers of securities and (iii) to provide the transferee with comparable rights under any applicable foreign law or regulation.

         13.2 All transfers of cash hereunder shall be by wire transfer in immediately available, freely transferable funds.

         13.3 A transfer of securities or cash may be effected under this
         Section 13 on any day except (a) a day on which the transferee is closed for business at its address set forth in Section 14 or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

          14.   Notices.

                           Unless otherwise provided herein, any notices
                required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt,

         14.1 in the case of Lender, at 277 Park Avenue, 11th floor, New York, NY 10017, Attention: Kelly Cesare, Telephone: 212-648-5262,
         Telecopy: 212-622-0105.

         with a copy to Lender, at 35 East 62nd Street, New York, NY, 10021, Telecopy No. 212-572-8435, Attention: Chief Financial Officer.

         14.2 in the case of Borrower, 277 Park Avenue, 11th floor, New York, NY 10017, Attention: Kelly Cesare, Telephone: 212-648-5262,
         Telecopy: 212-622-0105.

         14.3 in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

          15.   Additional Definitions.

                           As used herein, the following words and phrases
                shall have the following meanings:

                           "Clearing Organization" shall mean The Depository
                Trust Company, or, if agreed to by Borrower and Lender, such other securities intermediary at which Borrower (or Borrower's agent) and Lender maintain accounts.

                           "Cutoff Time" shall mean 10:00 a.m. in the
                jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.

                           "Federal Funds Rate" shall mean the rate of
                interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

                           "Loaned Share" means a share of Common Stock
                transferred by Lender to Borrower pursuant to Section 2 and not returned by Borrower. For purposes of the return of Loaned Shares by Borrower, or a purchase or sale of Loaned Shares pursuant to Section 11 or 12, Loaned Shares include any securities of the same issuer, class and quantity as the Loaned Shares.

          16.   Assignment; Successors and Assigns

                           None of the parties hereto may assign its rights or
                delegate its obligations under this Agreement, except with the prior written consent of the other parties hereto (which may not be unreasonably withheld), and any purported assignment or delegation without such prior written consent shall be void and of no effect; provided that, notwithstanding the foregoing, Borrower may assign its rights or delegate its obligations under this Agreement without the prior written consent of Lender or Agent so long as Borrower shall remain liable with respect to its obligations under this Agreement to the extent of any non-performance by Borrower's assignee hereunder. All the covenants and agreements herein contained by or on behalf of Lender, Borrower and Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of such parties and their respective successors and assigns.

         17.    Set-off

                           The parties hereto acknowledge and agree that each
                of Borrower and Lender may elect to set-off any or all of its obligations to the other of Borrower and Lender under any agreement between Borrower and Lender against any or all of its rights to obtain performance from such other of Borrower and Lender under any other agreement between Borrower and Lender.



IN WITNESS WHEREOF, this Share Lending Agreement is executed by JPMorgan Chase Bank, New York Branch, solely as Agent acting on behalf of GSB Investments Corp., as Lender, and JPMorgan Chase Bank, as Borrower.


JPMORGAN CHASE BANK, solely                 JPMORGAN CHASE BANK, as
as Agent for GSB Investments                Borrower
Corp., as Lender

By: /s/Neeraj Hora                          By: /s/Neeraj Hora
   _________________________                   _________________________
      Name:  Neeraj Hora                          Name:  Neeraj Hora
      Title: Vice President                       Title: Vice President